Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports, dated December 7, 2004, accompanying the consolidated financial statements included in the Prospectus filed by the Registrant on February 16, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-11, as amended (File No. 333-118253). We hereby consent to the incorporation by reference of said report in the Registration Statement of ECC Capital Corporation on Form S-8, effective February 25, 2005.

/s/GRANT THORNTON LLP

Irvine, California

February 24, 2005